Exhibit 8.2

深圳市福田区金田路安联大厦B座11层

11/F, Tower B, Anlian Plaza, Jintian Rd., Shenzhen 518026 P.R.China

电话/Tel: +86-755-88286488 传真/Fax: +86-755-88286499

www.dehenglaw.com

, 2017

FARMMI, INC.

No. 307, Tianning Industrial Area

Lishui, Zhejiang Province

People’s Republic of China

Re: Legal Opinion Regarding Certain PRC Tax Matters

Ladies and Gentlemen:

We are qualified lawyers of the People's Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion according to the laws and regulations of the PRC.

We have acted as legal counsel as to PRC Laws to Farmmi, Inc. in connection with its registration statement on Form F-1 including all amendments or supplements thereto (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed initial public offering (the “Offering”) of [•] common shares, par value US$0.001 per ordinary share (the “Shares”), and the proposed listing of the shares on the NASDAQ Capital Market (the “Listing”).

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In giving the following opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of documents provided by the Company, including the Registration Statement, and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the certificates issued by PRC government authorities and officers of the Company. All of these documents are hereinafter collectively referred to as the “Documents”.

In such examination, we have assumed, without independent investigation and inquiry that: (a) all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo copies conform to the originals; and; (b) no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this opinion.

In rendering the following opinion, we state that we are not admitted to practice in any country other than the PRC, and we express no opinion as to any laws other than the laws of the PRC. To the extent the Registration Statement, or any other document referenced therein or herein, is governed by any law other than that of the PRC, we have assumed that no such other laws would affect the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

(i)          The statements set forth under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation” and “Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares” in the Registration Statement, insofar as such statements relate to PRC tax law, are accurate in all material respects.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission and may not be used for any other purpose without our prior written consent. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions based upon any fact or circumstance hereafter coming to our attention or any change in law which hereafter occurs.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Sincerely,
/s/ DeHeng Law Offices
DeHeng Law Offices

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